Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 16th day of February, 2021.

HIGHCAPE CAPITAL, L.P.

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE PARTNERS, L.P.

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE PARTNERS QP, L.P.

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE PARTNERS GP, LLC

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE PARTNERS GP, L.P.

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE CO-INVESTMENT VEHICLE I, LLC
By: HighCape Partners GP, L.P., its general partner
By: HighCape Partners GP, LLC, its general partner

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE CO-INVESTMENT VEHICLE II, LLC
By: HighCape Partners GP, L.P., its general partner
By: HighCape Partners GP, LLC, its general partner

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

HIGHCAPE CAPITAL, LLC

By:	/s/ W. Matthew Zuga
Name:W. Matthew Zuga
Title:Managing Member

/s/ W. Matthew Zuga
Name:W. Matthew Zuga

/s/ Kevin Rakin
Name:Kevin Rakin